EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 Amendment 7 of our report dated January 11, 2011 relating to the September 30, 2010 and 2009 consolidated financial statements of NuGen Holdings, Inc. and subsidiaries.

We also consent to the reference to our Firm under the caption "Interest of Named Experts and Counsel" in the Registration Statement.

/s/ WEBB & COMPANY, P.A.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
September 15, 2011